UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 25, 2010
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of TIB Financial Corp. (the “Company”) was held on May 25, 2010. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. This current report on Form 8-K discloses the voting results for all matters voted upon at this Annual Meeting.

Proposal # 1 – Election of Directors
The following directors were elected to serve until the annual meeting of shareholders in 2012. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast was approximately as follows:

	FOR	WITHHELD
Bradley A. Boaz	7,046,874	1,321,933
John G. Parks, Jr.	6,700,571	1,668,236
Marvin F. Schindler	6,766,221	1,602,586
Otis T. Wallace	6,705,588	1,663,219

Additionally, shareholders voted on six additional proposals. These proposals and approximate results are as follows:

PROPOSAL	FOR	AGAINST	ABSTAIN
#2 Advisory (Non-Binding) Resolution to Ratify Executive Compensation	10,271,064	2,532,999	135,983
#3 Approval of an Amendment to the Company’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 to 750,000,000 Shares	10,388,567	2,479,809	71,670
#4 Authorization of a Private Placement of Securities to Accredited Investors	6,218,422	1,969,457	180,928
#5 Approval of an Amendment to the Company’s 2004 Equity Incentive Plan	5,617,491	2,648,176	103,140
#6 Grant Proxy Holders Discretionary Authorization to Vote to Adjourn Annual Meeting for up to 120 Days to Allow for the Solicitation of Additional Proxies	10,380,380	2,456,801	102,865
#7 Shareholder Proposal on Directors Fees	2,967,019	5,132,825	268,963

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

3.1  Articles of Amendment to Restated Articles of Incorporation of TIB Financial Corp.
              99.1  Amendment No. 1 to TIB Financial Corp. 2004 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: May 26, 2010	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer